UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 26, 2012

(December 19, 2012)

AMARANTUS BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

333-148922	Delaware	26-0690857
(Commission file no.)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

675 Almanor Ave., Sunnyvale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-2734

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Prepared by:

JSBarkats, PLLC

Attorneys at Law

Attn: Sunny J. Barkats, Esq.

18 East 41st Street, 19th fl.

New York, NY 10017

www.JSBarkats.com

Item 1.01 Entry into a Material Definitive Agreement.

On December 19, 2012, Amarantus Bioscience, Inc. (the “Company” or “Registrant”) entered into a bill of sale (the “Bill of Sale” attached hereto as Exhibit 10.01) with Lowell T. Cage, the chapter 7 trustee for Power3 Medical Products, Inc. (“Seller”) pursuant to which the Seller granted to the Company interest in intellectual property relating to medical patents held by the estate of Power3 Medical Products, Inc. (the “Estate”), more specifically listed on Exhibits “A” and “B” of the Order Authorizing Sales of Intellectual Property Free and Clear of Liens, Claims and Encumbrances, dated December 17, 2012 (the “Order” attached hereto as Exhibit 10.02). Under the terms of the Bill of Sale, the Company will provide to the Seller consideration of $40,000 plus the retention of the Estate’s Company stock in return for the intellectual property.

The above summary of the material terms of the Bill of Sale does not purport to be complete and provides only a general description of the Bill of Sale and, thus, should be read together with, and is qualified in its entirety by reference to, the entire Bill of Sale and Order, which have been filed as Exhibit 10.01 and 10.02 hereto, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.01	Bill of Sale, dated December 19, 2012, by and between Lowell T. Cage, as the chapter 7 Trustee for Power3 Medical Products, Inc. and Amarantus Biosciences, Inc.
10.02	Order Authorizing Sales of Intellectual Property Free and Clear of Liens, Claims and Encumbrances, dated December 17, 2012
10.03	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMARANTUS BIOSCIENCE, INC.

Date: December 26, 2012	By:	/s/ Gerald Commissiong
Gerald Commissiong
Chief Financial Officer